Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 12, 2017 relating to the financial statements and financial highlights which appears in the February 28, 2017 Annual Reports to Shareholders of John Hancock Funds (See Schedule of Funds), each a series of John Hancock Funds III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2017

SCHEDULE OF FUNDS

Fund Name
John Hancock Global Shareholder Yield Fund
John Hancock International Growth Fund

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 16, 2017 relating to the financial statements and financial highlights which appears in the March 31, 2017 Annual Reports to Shareholders of John Hancock Funds (See Schedule of Funds), each a series of John Hancock Funds III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2017

SCHEDULE OF FUNDS

Fund Name
John Hancock Disciplined Value Fund
John Hancock Disciplined Value Mid Cap Fund
John Hancock International Value Equity Fund
John Hancock Small Company Fund
John Hancock Strategic Growth Fund